EIGHTH AMENDMENT TO
EXTENSION OF TERM OF NOTES UNDER MASTER LINE OF CREDIT AGREEMENT

This Eighth Amendment to Extension of Term of Notes under Master Line of Credit Agreement (this "Amendment") is entered into to be effective as of June 30, 2008 (the "Effective Date") by and between Mendocino Brewing Company, Inc., a California corporation ("Borrower"), and United Breweries of America, Inc., a Delaware corporation ("Lender").

RECITALS

A. Borrower and Lender entered into an Extension of Term of Notes Under Master Line of Credit Agreement dated February 14, 2002, and amended as of August 15, 2002, March 31, 2003, August 14, 2003, August 14, 2004, August 31, 2005, December 31, 2006 and June 30, 2007 (the "Original Agreement"), which provides that the terms of certain of the Notes made by Borrower in favor of Lender shall be extended until June 30, 2008.

B. Subject to the terms and conditions of this Amendment, the parties now wish to further extend the terms of certain of the Notes.

C. Any capitalized terms not otherwise defined herein shall have the meanings set forth in the Original Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, Borrower and Lender agree as follows:

1. Extension of Term. Section 1 of the Original Agreement is amended to read as follows:

The Notes provide that Lender has the right, at any time on or after the respective maturity dates of the Notes, to convert the Notes into shares of Borrower's common stock. However, Section 3 of the Notes provides that in the event that Lender has not converted the entire principal amount of any Note on or before its respective maturity date, Lender has the right to extend the term of such Note for a period of time mutually agreed upon between Lender and Borrower. The parties hereby modify their previous agreement and agree to extend the term of each of the Notes itemized Nos. 1 through 13 on Exhibit A, effective as of the maturity date of each respective Note, for a period of time ending on June 30, 2009.

2. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of laws principles of that or any other jurisdiction.

3. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all taken together shall constitute one and the same instrument.

4. Miscellaneous. This Amendment, in connection with the Original Agreement, contains all of the agreements, conditions, promises and covenants between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, representations or understandings with respect to the subject matter hereof. In the event of any conflict between the terms of the Original Agreement and this Amendment, the terms of this Amendment shall govern. Except as set forth in this Amendment, the terms of the Original Agreement shall remain in full force and effect. This Amendment may not be amended, modified, altered or otherwise changed in any respect except by written agreement signed by authorized representatives on behalf of Borrower and Lender. If any one or more of the provisions contained in this Amendment shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

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IN WITNESS WHEREOF, duly executed representatives of each of the parties hereto have executed and delivered this Amendment, to be effective as of the Effective Date first stated above.

Borrower:		Lender:

MENDOCINO BREWING COMPANY, INC. a California corporation		UNITED BREWERIES OF AMERICA, INC. a Delaware corporation

By:	/s/ N. Mahadevan	By:	/s/ Anil Pisharody

Name:	N. Mahadevan	Name:	Anil Pisharody

Title:	Chief Financial Officer and Secretary	Title:	Secretary